Heads of Option Agreement

                               date: July 27, 1993




Groupe de la Cite / ANTIA (GLC) desires to sell and SMG Associates (SMG) desires to purchase all the business and the assets of the Millbrook Press, Inc. (Millbrook).

This Heads of Option Agreement shall be completed if necessary by covenants which may expand but not alter the following conditions:

1. If SMG exercises this option, SMG will pay to GLC $2.1 million (USD) on/or before December 31, 1993. Simultaneously, as an additional part of the purchase price, SMG will pay off the outstanding principal and interest for the amount shown as a loan from Societe Generale on Millbrook's books as of December 31, 1993, and take over the liabilities of the business.

2. If SMG exercises this option, SMG agrees to transfer all of Millbrook's rights in The Encyclopedia of the United States to Grisewood and Dempsey (a subsidiary of GLC) in return for Grisewood and Dempsey's payment to Millbrook of an amount equal to the unamortized plate relating to the work as of December 31, 1993 which shall amount to $94,205 (USD) and Millbrook's share of the inventory of bound books, sheets and any other materials. Such payment will be made at the date of the payment stated inss.1. At the same time, SMG / Millbrook and Groupe de la Cite / CKG shall enter into an Agreement for the distribution of this product, in the school and library market in the US for 1994. The terms and conditions shall be those decided between Millbrook and CKG for the distribution of Millbrook's products by CKG in the US trade market in 1994.

3. Until the exercise of the option, SMG shall continue to manage Millbrook under the conditions of the existing agreement pertaining to the management fee, duties and responsibilities. It will waive all other rights under the agreements dated October 5, 1989 and any other agreement upon signing this Heads of Option Agreement. Both parties agree to take no action in any way injurious to Millbrook. This waiver shall remain valid even if SMG is unable to purchase Millbrook as contemplated in this Agreement.

         In the event that SMG is unable to purchase Millbrook as contemplated in this agreement, it will have no other liability to GLC.

-------------------------------------

4. Should SMG not exercise the purchase option by December 31, 1993, new management agreements will be entered into by the following individuals:

                                Howard B. Graham
                                Jean E. Reynolds
                                Frank F. Farrell.

         Such management agreements shall incorporate an annual rate of compensation of $50,000(USD) each to Howard B. Graham and Frank J. Farrell. Jean E. Reynolds shall be paid at an annual rate of $150,000
         (USD) which shall cover all benefits and expenses. These agreements will be cancelable by either party with ninety (90) days notice effective the first day of the subsequent month such notice is given.

5. GLC shall cooperate fully with SMG in allocating the purchase price among all of Millbrook's assets.

6. SMG shall have the exclusive right to purchase Millbrook until December 31, 1993; SMG shall notify GLC not later than December 15, 1993 that it shall exercise its option to buy.

7. SMG shall be provided with access to Antia's corporate accounting and financial books and records as may be necessary to perform its due diligence review. No warranty shall be given by GLC on Millbrook's assets or business.

8. GLC and SMG shall keep an absolute confidentiality on this Agreement, even if the transaction is not completed.

This Heads of Option Agreement is binding as of July 27, 1993 on both parties. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and any hearings in connection with such arbitration shall be held in New York City. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

-------------------------------------

The signatures below indicate acceptance of the above agreement:


For SMG Associates:
-------------------



----------------------------------
Howard B. Graham              Date



----------------------------------
Jean E. Reynolds              Date



----------------------------------
Frank J. Farrell              Date




For Groupe de la Cite / ANTIA
-----------------------------



----------------------------------
Baudouin de la Tour           Date

                           AMENDMENT AGREEMENT TO THE
                            HEADS OF OPTION AGREEMENT


                  Amendment Agreement dated as of November 4, 1993 among GROUPE DE LA CITE INTERNATIONAL, a Science Anonyme organized under French law with an address at 20 Avenue Hocha, 75008 Paris, France ("GLC"), ANTIA CORPORATION, a corporation with offices at 10 East 40th Street, New York, NY 10016 ("Antia"), and SMG ASSOCIATES, a general partnership organized under the laws of Connecticut with an address at 18 West 55th street, 3rd Floor, New York, NY 10019 ("SMG").


                              W I T N E S S E T H:


                  WHEREAS, on July 27, 1993, SMG, Antia and GLC entered into a Heads of Option Agreement pursuant to which, inter alia, GLC, Antia and SMG agreed to sell and SMG agreed to purchase all the business and the assets of the Company (the "Heads of Option Agreement");

                  WHEREAS, the Heads of Option Agreement provided, among other things, for SMG's exclusive right to purchase the business and the assets of the Company (the "Assets") until December 31, 1993;

                  WHEREAS, GLC Antia and SMG desire to extend the Option Expiration Date to February 28, 1994 and to amend the Heads of Option Agreement in other respects;

                  NOW, THEREFORE, the parties, wishing to be legally bound and hereby acknowledging their receipt and the sufficiency of the consideration therefor hereby agree as follows:

                  1. To the extent that the terms of this Amendment Agreement conflict with the terms of the Heads of Option Agreement, the terms of this Amendment Agreement shall govern the relationship among the parties hereto. As herein amended the Heads of Option Agreement is hereby ratified and confirmed.

                  2. (a) At the end of the first sentence of paragraph one of the Heads of Option Agreement the period should be changed to a semicolon and the following language should be added: "provided, however, SMG shall have the option to extend the December 31, 1993 date to February 28, 1994 (December 31, 1993, or, if extended as herein provided, February 28, 1994 is hereinafter referred to as the "Option Expiration Date") upon the payment to GLC on or before December 31, 1993 of the sum of $45,000 to be applied as follows:

                           "(i) $23,000 shall be treated as a non- refundable
deposit which shall be applied by SMG in reduction of the purchase price paid by SMG to GLC in the event that SMG exercises its option and the purchase of the Assets takes place on or prior to February 28, 1994 (the "Closing") or retained by GLC in the event SMG is unable to exercise its option and such purchase does not occur on or prior to February 28, 1994.

                           "(ii) $23,000 shall be applied by GLC as additional
purchase price at the rate of $400 per day for each day or part thereof after December 31, 1993 until the date of the Closing of the transaction whereby SMG purchases the Assets from GLC. In the event such Closing occurs prior to February 28, 1994 the balance of the $23,000 derived by subtracting therefrom the additional purchase price shall be repaid by GLC to SMG at Closing. In the event the Closing does not occur by February 28, 1994 then GLC shall promptly refund the full $23,000 to SMG."

                           (b) Delete the words "December 31, 1993" in the last
line of the second sentence of paragraph one of the Heads of Option Agreement and substitute therefor "the Closing (as hereinabove defined)".

                  3. Paragraph 4 of the Heads of Option Agreement shall be amended by:

                           (a) Deleting "December 31, 1993" in the first line
thereof and substituting therefor "the Option Expiration Date"; and

                           (b) Changing of the period at the end of paragraph 4
to a semicolon and adding the following at the end of such paragraph: "provided, however, if the Option Expiration Date is extended to February 28, 1994 as provided in paragraph one hereof Messrs. Graham and Farrell and Ms. Reynolds may not give such notice prior to June 30, 1994".

                  4. Paragraph 6 of the Heads of Option Agreement shall be deleted and replaced by the following: "SMG shall have the exclusive right to purchase the Assets until the Option Expiration Date. SMG shall notify GLC not later than 15 days prior to the Closing that it shall exercise its option to purchase the Assets.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Extension Agreement as of the day and year first above written.


                                        SMG ASSOCIATES

                                        By:  Graham Int'l Publishing &
                                                   Research Inc., Partner


                                             By:-------------------------------
                                                Howard B. Graham, President


                                        By:  Braben Inc. Partner


                                             By:-------------------------------
                                                Jean F. Reynolds, President


                                        By:  Farrell Associates, Inc., Partner


                                             By:-------------------------------
                                                Frank J. Farrell, President


                                        GROUPE DE LA CITE INTERNATIONAL/ANTIA


                                        By:------------------------------------
                                           Name
                                           Title:

                  SECOND AMENDMENT TO HEADS OF OPTION AGREEMENT
               ADDITIONAL ASSET PURCHASE COVENANTS AND AGREEMENTS


                  AGREEMENT made as of the first day of December, 1993, among GROUPE DE LA CITE INTERNATIONAL, a Societe Anonyne organized under French law with an address at 20, Avenue Hoche, 75008 Paris, France ("GLC"), ANTIA CORPORATION, a corporation with offices at 10 East 40th Street, New York, NY 10016 (the "Antia"), The Millbrook Press Inc., a corporation with an office at 2 Old New Milford Road, Brookfield, CT 06804 (the "Seller") and SMG Associates, a general partnership organized under the laws of Connecticut with an office at 18 West 55th Street, 3rd Floor, New York, New York 10019 (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Antia is the wholly-owned subsidiary of GLC and the Seller is a wholly-owned subsidiary of Antia;

                  WHEREAS, the Seller was incorporated in 1989 and Antia and Buyer entered into a preliminary agreement (the "Preliminary Agreement") with respect to the Seller dated July 31, 1989, prior to its formation, and Buyer, Antia and the Seller entered into a Subscription Option Agreement dated as of October 5, 1989 (the "Option Agreement");

                  WHEREAS, the Seller and the Buyer have entered into a Management Agreement dated as of October 5, 1989 (the "Management Agreement") pursuant to which Buyer provides management services to the Seller;

                  WHEREAS, on July 27, 1993, GLC, Buyer and Antia entered into a Heads of Option Agreement, as amended as of November 4, 1993, pursuant to which GLC and Antia agreed to sell and Buyer agreed to purchase the business and assets of the Seller (the "Heads of Option Agreement") and the Buyer, GLC, and Antia desire that the covenants, representations and agreements contained in this Asset Purchase Agreement shall amplify the Heads of Option Agreement and upon the occurrence of certain events as herein provided the Option Agreement and Management Agreement shall terminate; and

                  WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer all of the business and assets (other than the Excluded Assets as hereinafter defined) of Seller as a going concern, and the Seller desires to transfer and the Buyer desires to assume certain of the liabilities and obligations of the Seller, each upon the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties, wishing to be legally bound hereby and acknowledging the receipt and sufficiency of the consideration therefor, hereby agree as follows:

                  1. SALE AND TRANSFER OF BUSINESS, PROPERTIES AND ASSETS. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer and the Buyer agrees to purchase at the Closing (as hereinafter defined) all of the business and assets (other than Excluded Assets) owned or otherwise held by Seller as a going concern (the "Acquired Business") including, without limitation (i) the cash, choses-in-action, properties, assets and other rights referred to in the bill of sale (the "Bill of Sale") substantially in the form of Exhibit A attached hereto, and (ii) as set forth below.

                           1.1      MACHINERY, EQUIPMENT AND SUPPLIES.  All
tangible personal property, machinery, equipment and supplies (including, but not limited to, computer equipment, production machinery, tools, and all maintenance and other operating supplies, including small tools and spare parts and other expendables or noninventories items which may not have been treated as assets for accounting purposes in past years, including, without limitation, those listed on Schedule 1.1 owned or leased by the Seller and used or useful in the operation of the Acquired Business.

                           1.2      BOOKS AND RECORDS.  All files, books and
records, invoices, accounts and surveys used or useful in connection with the ownership and/or operation of the Acquired Business, including without limitation all current supplier and customer lists relating to the Acquired Business including, without limitation, those listed on Schedule 1.2.

                           1.3      INTANGIBLES.  All  of  the  Seller's  right,
title and interest in and to (i) all contracts and agreements, including all service contracts, employment contracts, contracts with suppliers and distributors, and insurance policies, and all contracts with authors or others granting to or creating for Seller rights in existing or future literary works ("Author Contracts"), and all contracts dealing with the paper, binding, printing or other phases of book production ("Production Contracts"), and all rights and benefits accruing to the Seller under such contracts and agreements;
(ii) all trademarks, tradenames, servicemarks, copyrights, patents and applications therefor; (iii) all permits, leases, subleases, licenses, franchises and privileges; (iv) all software in development and source codes, flow charts, notes or outlines relating thereto, proposals, bids and other documents and information, or copies thereof, relating to any marketing of promotional efforts undertaken in connection therewith; (v) all goodwill associated with the Acquired Business; (vi) all causes of action, judgments, claims and demands of whatever nature; and (vii) all other intangible assets owned by the Seller and/or used or useful in connection with the Acquired Business, or held for the benefit of the Seller, including, without limitation the intangibles described on Schedule 1.3 hereto.

                           1.4      INVENTORIES. All inventory items held by the
Seller  on  the  Closing  Date  (as  hereinafter  defined),  including,  without limitation all (i) raw materials, (ii) work in process, and (iii) finished goods; but not including inventory relating to the Encyclopedia of the United States to the extent denoted as such in Schedule 1.4 hereto. Schedule 1.4 attached hereto contains a list of the inventories valued at the lower of cost or fair market value as of October 31, 1993.

                           1.5      ACCOUNTS RECEIVABLE.  All of the Seller's
receivables for products sold or services rendered which are not collected as of the Closing Date. Schedule 1.5 attached hereto contains a complete list of the accounts receivable as of October 31, 1993.

                           1.6      PREPAID ITEMS.  All of the Seller's prepaid
items as of the Closing Date. Schedule 1.6 attached hereto is a complete list of all of the prepaid items as of October 31, 1993.

                           1.7      ALL ASSETS SCHEDULE.  The  assets  described
in Section 1 are hereinafter referred to as the "Purchased Assets". At the request of Buyer any of the Schedules 1.1, 1.2, 1.3, 1.4, 1.5, and/or 1.6 shall be updated to a date within three days of the Closing Date and delivered to Buyer at or prior to Closing.

                           1.8      EXCLUDED ASSETS.  It   is   understood   and
agreed that those assets listed on Schedule 1.8 attached hereto shall not be included in the Purchased Assets (the "Excluded Assets").

                  2.  ASSUMPTION  OF  LIABILITIES.   As  further  consideration,
subject to the terms and conditions of this Asset Purchase Agreement, Buyer shall undertake, assume and agree to satisfy and perform, pay or discharge, to the extent not satisfied or performed, paid or discharged prior to the Closing, all of the liabilities and obligations of the Acquired Business as of the opening of business on the Closing date which are listed in Schedule 2 (the "Assumed Liabilities"); provided that the Buyer is not assuming any liabilities or obligations of the Acquired Business relating to or arising from (a) Income Taxes and other Taxes (as hereinafter defined) of the Seller, (b) liabilities created by the action or failure to act of GLC or Antia except to the extent specifically listed and described in Schedule 2 hereto, (c) any liabilities, duties or obligations of Seller arising under the Heads of Option Agreement, this Asset Purchase Agreement or any agreement executed pursuant to this Agreement, (d) any and all claims for damages to he extent insured by Seller, and (e) claims which GLC or Antia have knowledge of or should have known of by exercising reasonable diligence and which Buyer is unaware of (the liabilities not being assumed by Buyer hereunder, collectively, the "Retained
Liabilities"). "Income Taxes" means (a) taxes imposed on (i) gross or net income, revenue or receipts, (ii) franchise taxes, (iii) doing business taxes,
(iv) trade taxes, (v) business earnings taxes, (vi) capital taxes, and (vii) profit taxes; (b) taxes imposed in lieu of taxes described in clause (a); and
(c) surcharges and taxes on taxes described in clauses (a) and (b); in each case whether imposed by the United States, by any political subdivision thereof or therein or by any foreign jurisdiction.

                           2.1      UNDERTAKING OF BUYER.  Buyer      shall   at
Closing execute and deliver to Seller an undertaking substantially in the form of Exhibit B attached hereto with respect to the Assumed Liabilities (the "Undertaking").

                  3. THE CLOSING. The closing of the purchase of the Purchased Assets (the "Closing") shall be held at 10:00 am. on December 31, 1993, or at such earlier time as Buyer on five days prior notice shall establish, or at such other time as Seller and Buyer may agree at the offices of Morrison Cohen Singer & Weinstein, 7540 Lexington Avenue, New York, New York 10022; provided, however, Buyer shall have the option to extend the December 31, 1993 date to February 28, 1994 (such time and date as same may be extended hereunder being called the "Closing Date") upon the payment to Seller on or before December 31, 1993 of the sum of $46,000 to be applied as follows:

                                    (a)     $23,000 shall be treated as a non-
refundable deposit which shall be applied by Buyer in reduction of the purchase price paid by Buyer to Seller in the event that the Closing takes place on or prior to the Closing Date or retained by Seller in the event the Closing does not occur on or prior to February 28, 1994 through no fault of Seller.

                                    (b)     $23,000 shall be applied  by  Seller
as additional purchase price at the rate of $400 per day for each day or part thereof after December 31, 1993 until the date of the Closing. In the event such Closing occurs prior to February 28, 1994 the balance of the $23,000 derived by subtracting therefrom the additional purchase price shall be repaid by Seller to Buyer at Closing. In the event the Closing does not occur by February 28, 1994 then Seller shall promptly refund the full $23,000 to Buyer.

                  4. PURCHASE PRICE.

                           4.1      AGGREGATE  PURCHASE  PRICE.    The aggregate
purchase price (the "Purchase Price") of the Purchased Assets to be conveyed pursuant to this Asset Purchase Agreement shall be (a) an amount payable in cash or certified check on the Closing Date of $2,100,000 as hereinafter adjusted; plus (b) the assumption of liabilities as and to the extent provided in Section 2 hereof.

                           4.2      ADJUSTMENTS TO PURCHASE PRICE.  The Purchase
Price shall be (a) increased as provided in Section 3(b), and (b) decreased by $94,205 plus the cost of all books of the Encyclopedia of the United States in Seller's inventory at Closing and comprising Excluded Assets, valued at Seller's inventory cost therefor. In payment of the Purchase Price Buyer shall be credited with the amounts as provided for in Sections 3(a) and 3(b).

                           4.3      ALLOCATION OF PURCHASE PRICE.  The Purchase
Price shall be allocated as set forth in Schedule 4.3 attached hereto. Buyer and Seller represent, warrant and agree that such allocation was determined through arms-length negotiations. Seller and Buyer each agree that, to the extent permitted by applicable law, it shall adopt and utilize the amounts allocated to each asset or a class of assets for purposes of all federal, state and other Tax returns or reports of any nature filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of such Tax returns or reports, and any claim for refund, in any litigation or otherwise with respect to such Tax returns or reports. Notwithstanding any other provisions of this Asset Purchase Agreement, the foregoing agreement shall survive the Closing Date without limitation. As used in this Asset Purchase Agreement, the term "Tax" or "Taxes" means any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternate or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items).

                  5.       INSTRUMENTS OF CONVEYANCE, TRANSFER, ASSUMPTION,
ETC.

                           5.1      INSTRUMENTS OF CONVEYANCE.  Seller shall
properly execute and deliver to Buyer at the Closing:

                                    (a)     the Bill of sale and

                                    (b)     assignment with respect to  each  of
the contracts and other agreements and rights to be assigned to Buyer hereunder and, where required for such assignment, the consent or waiver of any third party to such assignment, in each case in the form reasonably satisfactory to Buyer.

                           5.2      POSSESSION. Simultaneously with the Closing,
Seller shall take all steps requisite to put Buyer in actual possession and operating control of the Purchased Assets, including, without limitation, disclosure to such persons as Buyer may designate of Seller's trade secrets, formulae and other proprietary information.

                           5.3      UNDERTAKING.  Buyer shall  promptly  execute
and deliver the Undertaking to Seller at the Closing.

                  6. FURTHER ASSURANCES. At the Closing, and from time to time after the Closing,

                           (a)      at the request of Buyer and without further
consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may be reasonably requested by Buyer to confirm more effectively any obligation assumed by Buyer pursuant to the Undertaking and to sell, convey, assign and transfer to and vest in Buyer or to put Buyer in possession of the Purchased Assets.

                           (b)      At the  request  of  the Seller and  without
further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption and take such other action as may be reasonably requested by Seller to confirm more effectively and carry out the assumption by Buyer of the obligations of the Seller assumed by Buyer pursuant to the Undertaking.

                           (c)      To the extent that any consents, waivers or
approvals necessary to convey items of Purchased Assets to Buyer are not obtained prior to the Closing and Buyer waives the failure to obtain any such consent, waiver or approval, Seller shall use its best efforts to:

                                    (i)  provide to  Buyer, at  the  request  of
Buyer, the benefits of any such Purchased Asset, and hold the same in trust for Buyer;

                                    (ii)  cooperate in any reasonable and lawful
arrangement, approved by Buyer, to provide such benefits to Buyer;
and

                                    (iii)  enforce  and  perform, at the request
of Buyer, for the account of Buyer any rights or obligations of Seller arising from any such Purchased Asset against or in respect of any third person (including a government or governmental unit), including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof or upon the advice of Buyer.

                  7. REPRESENTATIONS OF GLC/ANTIA AND SELLER. The parties hereto acknowledge that Buyer, pursuant to the Management Agreement, had and continues to have, operational responsibility over Seller. Accordingly, those representations concerning the business of Seller set forth in Sections 7.4 through and including 7.13 are made to the knowledge of GLC, Antia and Seller on the assumption that Buyer in its capacity as the manager of Seller pursuant to the terms of the Management Agreement has not caused Seller to be in breach of any of such representations. Based upon the foregoing each of the Seller, Antia and GLC hereby jointly and severally represent to the Buyer as follows:

                           7.1      ORGANIZATION, STANDING AND QUALIFICATION  OF
THE SELLER. Each of GLC, Antia and the Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power and authority to own its property and conduct its business and is qualified to do business in, and is in good standing under the laws of, all jurisdictions in which the ownership of its property makes such qualification necessary.

                           7.2      EXECUTION, DELIVERY AND PERFORMANCE OF THIS
AGREEMENT; NO CONFLICT. The execution, delivery and performance of the Heads of Option Agreement and this Asset Purchase Agreement and the agreements contemplated hereby have been duly authorized by all requisite corporate action and approval of GLC, the Seller and Antia and will not violate any provision of law or any order of any court or other agency of government, and will not conflict with, result in any breach of any of the provisions of, constitute (with due notice and/or lapse of time) a default under or violation of, the provisions of any agreement or other instrument to which GLC, the Seller or Antia is a party or by which GLC, the Seller, Antia or their respective property may be bound. Each of the heads of Option Agreement, this Asset Purchase
Agreement, and upon execution, the other agreements contemplated hereby, constitutes the legal, valid and binding obligation of each GLC, the Seller and Antia to the extent it is a party thereto, enforceable against it in accordance with its terms.

                           7.3      NO CONSENTS.  No permit,  consent,  approval
or authorization of, or declaration, filing or registration with, or the giving of notice to, any public body or authority or other person or entity is necessary in connection with the execution, delivery and performance of this Asset Purchase Agreement, the agreements contemplated hereby and transactions contemplated hereby and thereby.

                           7.4      LITIGATION.  There  are  no  actions, suits,
proceedings, investigations or claims pending or threatened against or affecting GLC, or Antia, or, to the knowledge of GLC or Antia, the Seller, at law or in equity, in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherein an unfavorable judgment, decree or order would (a) restrain, prohibit, invalidate, rescind or make unlawful the execution, delivery and performance of this Asset Purchase

Agreement or any of the agreements contemplated hereby or (b) result in a material adverse change in the business, condition (financial or otherwise), assets, liabilities, properties or prospects of the Seller or (c) materially and adversely affect the ability of the Seller to conduct the Acquired Business as presently conducted or (d) materially impact the ability of GLC, the Seller or Antia to perform this Asset Purchase Agreement or the agreements contemplated hereby or (e) apply to the Acquired Business (including, without limitation, any Purchased Asset) (each of (a), (b), (c), (d) or (e) above, or any other event or occurrence which results in a material adverse change in the business, condition (financial or otherwise), assets, liabilities, properties or prospects of Seller, each a "Material Adverse Effect").

                           7.5      ACQUIRED BUSINESS.  The Acquired Business is
not conducted through any subsidiary of the Seller or any of its affiliates. Except for the Excluded Assets, the Purchased Assets owned by Seller and the assets utilized in the Acquired Business under the agreements included in the Assumed Liabilities, constitute all of the assets of Seller. The Seller has no subsidiaries and is not a general partner in any partnership or coventurer in any joint venture or other business enterprise. The Seller has complied with all laws, rules, regulations, ordinances, orders, judgments and decrees (collectively "Applicable Laws") applicable to the Acquired Business or Seller's properties used therein; neither the ownership of the Acquired Business by Seller nor the use of such properties by Seller nor the conduct of such business by Seller conflicts with the rights of any other person or entity or violates any Applicable Laws. Seller has all approvals, authorizations, consents, licenses, orders and other permits required to permit operation of the Acquired Business.

                           7.6      FINANCIAL STATEMENTS; No Material Adverse
Effects. GLC, Antia and the Seller have delivered to Buyer true and complete copies of financial statements of the Seller for the periods ending December 31, 1991 and 1992, certified by Ernest D. Lowenwarter & Co. in 1991 and by Guibert in 1992 and the unaudited financial statements for the period ending August 31, 1993 (the "Financial Statements"). Such Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied in accordance with the past practice of the Company and, to the knowledge of GLC, Antia and the Seller, are true, correct and complete in all respects and fairly present the financial position of the Seller as of the date thereof. Since the date of the Financial Statements, to the knowledge of the Seller,
Antia and GLC,  there  have been no  Material  Adverse  Effects  (as  defined in
Section 7.4 hereof). The Financial Statements, as of the date thereof, reflect and any other financial statements furnished to Buyer by Seller, Antia and/or GLC shall reflect the Purchased Assets of the Seller owned by it and the amounts reflected with respect to such Purchased Assets are and in the case of such financial statements delivered after the date hereof shall be stated in  accordance  with  generally  accepted  accounting  principles  and reflect all Purchased Assets that are required, in accordance with such principles, to be reflected in the Financial Statements and such other financial statements. All assets reflected in the Financial Statements constitute Purchased Assets except for the Excluded Assets set forth in Schedule 1.8.

                           7.7      BOOKS AND RECORDS.  The Company's books and
records are, and until the Closing will be, maintained currently and in good order so that the Buyer and/or its representatives may inspect the same and use the same, immediately upon and after the Closing, to conduct the Acquired Business.

                           7.8      LIABILITIES.  To the knowledge of Antia and
GLC, the Seller has not debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, that is not reflected or reserved against and fully shown in the Financial Statements except for those (i) that may have been incurred after the date of the applicable Financial Statements; and (ii) that are not required by generally accepted accounting principles consistently applied in accordance with the past practice of the Seller to be included in the Financial Statements. To the knowledge of GLC and Antia all debts, liabilities, and obligations incurred after the date of the Financial Statements were incurred in the ordinary course of business of the Seller consistent with its past practice, and are usual and normal in type and in amount. The outstanding principal of the loan owed by the Seller and guaranteed by GLC to Societe Generale ("Societe Generale") as of the date hereof amounts to $4,900,000 (the "Societe Generale Indebtedness"). All interest on the Societe Generale Indebtedness has been paid to date except for accrued interest since November 30, 1993. Interest will be paid when due on December 31, 1993, January 30, 1994 and February 28, 1994.

                           7.9      ABSENCE OF CHANGES OR EVENTS.  Except as set
forth on Schedule 7.9 attached hereto or except as authorized in writing by Buyer or a direct or indirect owner of Buyer, Seller has heretofore conducted and shall hereinafter conduct the Acquired Business only in the ordinary course and has not:

                                    (a)    incurred any obligation or liability,
absolute, accrued, contingent or otherwise whether due or to become due, except liabilities or obligations incurred in the ordinary course of the business of Seller and consistent with its prior practice;

                                    (b)    mortgaged,  pledged or  subjected  to
lien, charge or security interest or any other incumbrance or restricting of any of the property, business or assets, tangible or intangible, of the Seller including any Purchased Asset;

                                    (c)     sold, transferred, leased  to others
or otherwise disposed of any of the assets of the Seller, or committed to do any of the foregoing, including the payment of any loans owed to any affiliate, except for inventory sold to customers or returned to vendors in the ordinary course of business and consistent with its prior practice;

                                    (d)     cancelled or compromised  andy  debt
or claim, or waived or released any right of substantial value except in the ordinary course of business and consistent with its prior practice;

                                    (e)     suffered any damage, destruction  or
loss (whether or not covered by insurance) which has resulted in a Material Adverse Effect;

                                    (f)     modified, amended or terminated  any
Author Contracts or Production Contracts;

                                    (g)     made  any  change  in  the  rate  of
compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any employee of the Seller except in the ordinary course of business consistent with prior practice;

                                    (h)     created any capital expenditures or
capital additions or betterments in excess of $10,000 and $50,000 in the aggregate;

                                    (i)     Instituted any litigation, action or
proceeding before any court or governmental body relating to it or its property or waived or compromised any right of a substantial value to the Acquired Business except for litigation, actions or proceedings instituted and waivers and compromises given, in the ordinary course of business and consistent with its prior practice;

                                    (j)     Suffered   any   Material    Adverse
Effect;

                           7.10     PERSONAL PROPERTY.

                                    (a)     The    personal   property   to   be
transferred to Buyer by Seller on the Closing Date will include all of the Purchased Assets, subject to (i) dispositions of assets in the ordinary course of business provided such assets are replaced with similar assets of comparable value and utility, and (ii) improvements or additions to such assets. The Purchased Assets to be transferred hereunder constitute all of the properties, assets, rights, contracts, leases, easements, licenses and personal property utilized by Seller in the conduct of the Acquired Business except for the Excluded Assets. Seller has good and marketable title to all the purchased Assets constituting personal property described in Section 1 of this Asset Purchase Agreement and will have the ability to and shall transfer such to Buyer free and clear of any conditional bills of sales, chattel mortgages, security agreements, financing statements or other security interests or liens of any kind.

                                    (b)     All personal property  used  in  the
Acquired Business is owned by Seller, free and clear of all liens and encumbrances, except as set forth in Schedule 7.10(a) and none of such property is leased except as set forth in said Schedule 7.10(a) or 7.11.

                                    (c)     To the  knowledge  of  GLC, Antia an
Seller all books, records, files, client lists and other documents and instruments delivered or required to be delivered to Buyer hereunder are true, complete and correct originals or copies thereof. There will not exist at Closing any duplicates, summaries, extracts or synopsis of the foregoing. All information contained therein shall be kept confidential as provided in Section
9.7 hereof.

                           7.11     CONTRACTS AND OTHER INTANGIBLES.  To     the
knowledge of GLC or Antia: (i) Seller has good title free of all liens and encumbrances to all of its intangible property other than as described on
Schedule  7.11;  all  intangible  property owned by Seller is listed in Schedule
7.11 and no other intangible property is required by Buyer to operate the Acquired Business after the Closing; (ii) Seller's rights to the intangible property listed on Schedule 7.11 are valid and enforceable and not the subject of any default or termination notice by any party thereto, (iii) Seller does not know of any existing state of facts which would constitute an event of default or give rise to termination rights by any of the parties thereto; and (iv) Seller has received no notice from any party to any such contract with respect to such parties unwillingness or inability to perform thereunder. To the knowledge of GLC or Antia, set forth on Schedule 7.11 is a list and a brief description or identification of (i) all licenses, patents, patent rights, patent applications, trademarks, trademark applications, tradenames, service marks, service mark applications and copyrights, if any, used by Seller in the Acquired Business; (ii) all Author's Contracts, Production Contracts and other material contracts or leases; and (iii) all trade secrets that Seller has used in the Acquired Business and which Seller believes are to within the general knowledge of the industry; and in each case a brief description of the nature of such rights. Other than as set forth on Schedule 7.11, Seller is not a licensee of and no third party has any rights to or in, any license, patent, patent rights, patent application, trademarks, trademark applications, tradenames, service marks, service mark applications or copyright insofar as any of the foregoing relates to the Acquired Business. Seller owns or possesses adequate licenses or other rights to use the foregoing necessary to conduct the Acquired Business as now operated and as it is contemplated to be operated. No claim is pending, or, to the knowledge of Seller or its officers, has been made to the effect that the present or past Acquired Business operations of Seller or the use by Seller of any of the intangible assets described above infringe or conflict with any rights of others.

                           7.12     TAXES.  To the knowledge of Seller, (i) all
Taxes which are due and payable by Seller or any other corporation or legal entity now or previously owned or controlled by Seller or a member of previously a member of the Antia Consolidated Group, but only to the extent that Seller may be liable for payment thereof, with respect to all periods prior to the Closing Date or with respect to a period that includes but does not end on the Closing Date (each a "Preclosing Period"), have been paid or adequate provision has been made for the payment thereof, and (ii) the liabilities for all Taxes reflected in the Financial Statements represent adequate provision for the payment of all Taxes of the Acquired Business payable for all periods ending on or prior to the Closing Date whether or not disputed and whether or not asserted prior to the Closing Date.

                           7.13     ERISA.  To the knowledge of GLC or Antia,
except as set forth on Schedule 7.13, Seller has no plan or arrangement that would constitute or is intended to qualify as an employee benefit plan under
Section 3(3) of the Employee Retirement Income Security Agreement, as amended ("ERISA") or as an employee pension benefit plan under Section 3(2) of ERISA or as an employee welfare benefit plan under Section 3(1) of ERISA. All plans or arrangements listed in Schedule 7.13 are in compliance with all applicable laws.

                           7.14     SURVIVAL.  All representations of Antia, GLC
and the Seller shall survive the Closing. Any statements contained in any certificate delivered by Antia, GLC or the Seller pursuant to this Asset Purchase Agreement shall be deemed a representation to Buyer under the Heads of Option Agreement and this Asset Purchase Agreement.

                           7.15     "KNOWLEDGE".  The term "to the knowledge of"
means that after due inquiry, the party neither knows, nor should have known of the fact(s) in question.

                  8.       REPRESENTATIONS OF BUYER.  Buyer   hereby  represents
to the Seller as follows:

                           8.1      ORGANIZATION AND STANDING OF BUYER.  The
Buyer is duly organized, validly existing and in good standing under the laws of Connecticut.

                           8.2      EXECUTION;   DELIVERY   AND  PERFORMANCE  OF
AGREEMENT. Any and all partnership action necessary to approve the execution and delivery of the Heads of Option Agreement and this

Asset Purchase Agreement has been taken and the Heads of Option Agreement and this Asset Purchase Agreement represents a valid and binding obligation of Buyer.

                           8.3      NO CONFLICTS.  The execution, delivery and
performance of this Asset Purchase Agreement and the agreements contemplated hereby will not violate any provision of law or any order of any court or other agency of government, and will not conflict with, or result in any breach of any of the provisions of, constitute (with due notice and/or lapse of time) a default under or a violation of, the provisions of any agreement or other instrument to which the Buyer is a party or by which the Buyer or its property may be bound.

                           8.4      SURVIVAL.  All representations of the Buyer
shall survive the Closing. Any statement contained in a certificate delivered by or pursuant to the Asset Purchase Agreement shall be deemed an representation to the Seller under the Asset Purchase Agreement.

                  9.       COVENANTS.

                           9.1      CONDUCT  OF  COMPANY  BUSINESS  PENDING  THE
CLOSING. The Seller, GLC and Antia shall not take any action (or intentionally omit to take a required action) which shall cause the Seller to, operate the Acquired Business other than in the ordinary course of business consistent with the Seller's past practice during the period commencing with the execution and delivery of this Asset Purchase Agreement and ending with the Closing Date and shall avoid any act that might injure or detract from the Acquired Business' good will and reputation. The Seller, Antia and GLC shall not take any action (or intentionally omit to take a required action) which shall adversely affect the good will of the Acquired Business' suppliers, customers, distributors, sales representatives and others having business relations with the Seller. Notwithstanding the foregoing, GLC, Antia and Seller shall not be responsible for any action taken by Buyer or its employees or agents pursuant to the Management Agreement.

                           9.2      DUE DILIGENCE ACCESS.    Buyer    shall   be
provided with such access to the corporate, accounting and financial books and records and physical plants and offices of the Seller and Antia as the Buyer shall reasonably request in order to perform a due diligence investigation of the Acquired Business (the "Due Diligence").

                           9.3      INSTRUMENTS    EVIDENCING    CONVEYANCE   OF
PURCHASED ASSETS. At the Closing, the Seller shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and or confirmation and shall take such action as Buyer may reasonably request in order to effectively transfer, assign and convey to Buyer, and to confirm Buyer's title, in the Purchased

Assets. Seller, GLC and Antia shall also execute and deliver such other documents and instruments as Buyer may reasonably request.

                           9.4      NEGATIVE COVENANTS.  The parties acknowledge
that Buyer has operational responsibilities for the Seller under the Management Agreement. GLC, Antia and the Seller covenant to Buyer that, except as permitted by the written consent of Buyer or except for affirmative action taken by Buyer to the contrary, the Seller shall operate the Acquired Business only in the ordinary course consistent with its past practice and the Seller shall not, and Antia and GLC shall not permit the Seller to, take any of the following actions:

                                    (a)     propose or adopt  any  amendment  to
the  Seller's   Articles  of  Incorporation  or  By-laws  or  similar  governing documents;

                                    (b)     enter into any  agreement (including
any agreement in principle) with respect to any merger, consolidation or business combination (other than the transactions contemplated by this Asset purchase Agreement), any acquisition of a material amount of assets or securities of any other entity, any disposition of a material amount of its own assets or securities or any material change in its capitalization, or any release or relinquishment of any material contract right not in the ordinary course of business consistent with past practice;

                                    (c)     waive, release,  grant  or  transfer
any rights of value or modify or change in any respect any existing license, lease, contract or document, other than in the ordinary course of business consistent with past practice;

                                    (d)     fail  to   maintain   its   existing
insurance coverage on Purchased Assets in effect on the date of this Asset Purchase Agreement or, in the event any such coverage shall be terminated or lapse, procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such terminated or lapsed policies;

                                    (e)     adopt or amend  in  any respect  any
bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any of the Seller's directors, officers or employees, or (except for normal increases in the ordinary course of business consistent with past practices) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any material benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                                    (f)     make any  capital  expenditures  or
commitments for capital expenditures in excess of $1,000 with respect to any single capital expenditure or $5,000 in the aggregate;

                                    (g)     fail to advise the Buyer in  writing
within three (3) business days upon obtaining knowledge of any material change in the Acquired Business or Purchased Assets;

                                    (h)     use the  proceeds   of  the  Societe
Generale Indebtedness other than in the Acquired Business or amend or modify the terms of the Societe Generale Indebtedness in any respect;

                                    (i)     permit the dismissal of  any  Seller
employee, management person or consultant who is associated with the Buyer (including without limitation Messrs. Graham and Farrell and Ms. Reynolds); or permit the assignment of any such employee, management person or consultant to duties which are, individually or in the aggregate, materially inconsistent with the respective duties, responsibilities, titles or offices enjoyed as of the date of this Asset Purchase Agreement;

                                    (j)     terminate  or  be  in  breach of the
terms of the Management Agreement;

                                    (k)     incur  any  additional  indebtedness
for borrowed money or place a lien on any Purchased Asset; or

                                    (l)     enter into, amend or  terminate  any
Author Contract or Production Contract;

                                    (m)     agree in  writing  or  otherwise  to
take any of the foregoing actions or any action which would constitute or result in a violation of or make any representation or warranty contained in Article VII of this Asset Purchase Agreement untrue or incorrect in any material respect.

                           9.5      NEW ENCYCLOPEDIA DISTRIBUTION AGREEMENT.  At
the Closing, Seller shall, or shall cause it's designee to, enter into a distribution agreement with Buyer for sales of the Encyclopedia of the United States to the school and library market in calendar year 1994 upon the same terms and conditions as decided between the Buyer and Chambers Kingfisher Graham incorporated ("CKG") for the distribution of the Acquired Business' products by CKG in the United States trade market in calendar year 1994 (the "New
Encyclopedia Distribution Agreement"). The New Encyclopedia Distribution Agreement shall be in the form annexed hereto as Exhibit C.

                           9.6 EFFECT OF TERMINATION ON MANAGEMENT AGREEMENT.
The parties hereby agree that if the consummation of the transactions contemplated by this Asset Purchase Agreement do not take place on or prior to the Closing Date, or this Asset Purchase Agreement is terminated by GLC, Antia or Seller prior to the Closing Date pursuant to Section 12.1(d) or Section 12.3 of this Asset Purchase Agreement or by Buyer pursuant to Section 12.2 of this Asset Purchase Agreement; then, on the earliest to occur of (i) the Closing
Date, (ii) the date this Asset Purchase Agreement is terminated by Seller pursuant to Section 12.1(d) or Section 12.3 of this Asset Purchase Agreement, and (iii) the date this Asset Purchase Agreement is terminated by Buyer pursuant to Section 12.2 of this Asset Purchase Agreement, the Management Agreement shall terminate and no party thereto shall have any continuing obligations thereunder, including, without limitation, the obligations to keep confidential, to not compete with the Seller, to provide future management services on request and any other obligations under provisions intended to survive termination, and Antia and GLC shall cause the Seller to, enter into new management agreements (the "New Management Agreements") with Howard B. Graham, Jean E. Reynolds and Frank J. Farrell, respectively, providing for full-time management services of Ms. Reynolds and part-time management services of Mr. Farrell and Mr. Graham, and containing an annual rate of compensation of $50,000 in the case of each of Mr. Graham and Mr. Farrell and of $150,000 in the case of Ms. Reynolds. The New Management Agreements shall be cancelable by either party thereto upon ninety
90) days notice (the "Notice Period") to the other party and such cancellation shall be effective on the first day of the month subsequent to the expiration of the Notice Period; provided, however, Ms. Reynolds, Mr. Graham or Mr. Farrell may not give such notice prior to June 30, 1994.

                           9.7      CONFIDENTIALITY.  Each of Seller, Antia and
GLC, jointly and severally, represent, warrant and agree that, after the Closing, it shall (i) keep confidential and (ii) furnish to the Buyer or its designees, if possible, all information and data (whether written or oral) in its possession relating to the Acquired Business. Each of Seller, Antia and GLC acknowledges that such information and data is confidential information constituting trade secrets of the Acquired Business and agrees such data and information in its possession shall be treated as such. Each of GLC, Antia and the Seller agrees that, after the Closing, it shall not directly or indirectly make use or allow the use of such data or information for its benefit or to the detriment of the Buyer or the Acquired Business or for the benefit of anyone else nor divulge such information to any party.

                           9.8      CONTINUING MANAGEMENT SERVICES.  Buyer will
continue to provide the services of its principals under the terms of the Management Agreement during the period commencing with the execution and delivery of this Asset Purchase Agreement and ending on the first to occur of the Closing Date or the date this Asset Purchase Agreement is terminated by Antia pursuant to Section 12.1(d) or Section 12.3 of this Asset Purchase Agreement or by Buyer pursuant to Section 12.2 of this Asset Purchase Agreement.

                           9.9      SOCIETE GENERALE INDEBTEDNESS. Buyer will at
or prior to Closing pay the Societe Generale Indebtedness in an amount not to exceed $4,900,000 plus accrued and unpaid interest from the last interest payment date to the Closing Date.

                           9.10     COOPERATION.  Each of GLC, the Seller, Antia
and Buyer agree to take all reasonable actions necessary to comply promptly with all legal and other requirements which may be imposed or necessary in connection with the purchase of the Purchased Assets pursuant to this Asset Purchase Agreement and will promptly cooperate with each other and furnish information to each other in connection with ensuring the consummation of the transactions contemplated by this Asset Purchase Agreement.

                           9.11     RESTRICTIVE COVENANT.

                                    (a)     Each of GLC, Antia and Seller agrees
that during the period commencing with the date hereof and ending two (2) years after the Closing Date it shall not solicit any current, past or future (i) employee of the Acquired business (ii) applicant for employment by the Acquired Business or (iii) consultant of the Acquired Business to leave the Acquired Business or to do business with any enterprise or business which competes with the business of the Acquired Business.

                                    (b)     In   the   event   of  a  breach  or
threatened breach by either of GLC, Antia and the Seller of the provisions of this Section 9.11, the Buyer shall be entitled to an injunction restraining such breach, since the remedy at law would be inadequate and insufficient. In addition, the Buyer shall be entitled to such damages as it can show it has sustained by reason of such breach. Nothing herein contained shall be construed as prohibiting the Buyer or the Acquired Business from pursuing any other remedies available for such breach or threatened breach of this Section 9.11.

                           9.12     SETTLEMENT AGREEMENTS.  From   the  date  of
this Asset Purchase Agreement through the Closing date, the Seller, Antia and GLC shall promptly advise the Buyer of, and consult with Buyer concerning, the terms and conditions of any proposed settlement agreement in connection with litigation relating to the Acquired Business prior to the execution of such Settlement Agreement.

                           9.13     RELEASE OF INDEBTEDNESS.  Antia will at or
prior to Closing against payment of the Societe Generale
Indebtedness by Buyer as provided in Section 9.9 hereof, cause the

Acquired Business and Buyer to be released from all obligations to Societe Generale under any agreements or instruments executed in connection with the Societe Generale Indebtedness or otherwise.

                           9.14     TRANSFER TAXES.  All transfer Taxes, realty
Taxes, documentary Taxes, stamp Taxes and sales and use Taxes, if any, payable by reason of this transaction or the sale, transfer or delivery of the Acquired Business shall be paid and borne by GLC or Antia.

                           9.15     BULK SALES REQUIREMENTS.  Buyer       hereby
waives compliance by Seller of any bulk sales notice requirements of applicable law, and GLC and Antia jointly and severally shall indemnify and hold Buyer harmless from any and all losses, liabilities and expenses which shall arise against or be incurred by Buyer for the failure to comply with such requirements.

                           9.16     NEW FINANCIAL STATEMENTS.  Seller      shall
deliver unaudited financial statements of Seller as of and through a date not later than 90 days prior to Closing which financial Statements shall be in the same form and detail and shall contain the same types of financial statements as are contained in the Financial Statements and such financial statements shall be deemed Financial Statements for purposes of Section 7.6 of this Agreement and for all other purposes of this Agreement.

                  10. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE. The obligation of the Buyer to enter into and complete the Closing is subject to the fulfillment prior to or on the Closing date of each of the following conditions, all of which are for the sale and exclusive benefit of the Buyer and any of which may be waived by it:

                           10.1     REPRESENTATIONS TRUE.  All   representations
of GLC, Antia and the Seller contained in Article 7 hereof shall be true and correct in all material respects on the Closing Date with the same effect as if made at and as of the Closing Date.

                           10.2     COVENANTS AND AGREEMENTS PERFORMED.  The
Seller, GLC and Antia shall have performed and complied in all respects with all agreements and conditions contained in this Asset Purchase Agreement which are required to be performed or complied with by the Antia, GLC and the Seller prior to or at the Closing.

                           10.3     NO ACTIONS, SUITS OR PROCEEDINGS. No action,
suit, or proceeding before any court or governmental regulatory authority shall be pending, no investigation by any governmental regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against Buyer, Seller, GLC, Antia or any of their principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated by this Asset

Purchase Agreement or by any of the agreements contemplated hereby or question the legality or validity of any such transaction or agreements or seeking damages in connection with any such transactions or agreements.

                           10.4     DELIVERY OF BOOKS AND RECORDS.  The    Buyer
shall have received all books and records of the Acquired Business.

                           10.5     NO ADVERSE EFFECT.  Since the  date of   the
Financial Statements, the financial condition, business prospects and the ability of the Seller to conduct the Acquired Business in the manner in which such business was conducted on or prior to that date shall not have been materially adversely affected in any manner or by any cause whatsoever, whether or not beyond the control of Antia, GLC or the Seller and whether or not covered by insurance.

                           10.6     AGREEMENTS.  Seller  and  Antia  shall  have
executed and delivered the New Encyclopedia Distribution Agreement.

                           10.7     OFFICER'S CERTIFICATE.  The   Buyer    shall
receive the certificate of an officer of each of GLC, Antia and the Seller certifying to the fulfillment of the conditions specified in Sections 10.1 and
10.2 above.

                           10.8     LEGAL OPINION.  Seller shall have furnished
Buyer with the opinion of Phillipe LeDuc, Esq. in the form and substance satisfactory to Buyer and its counsel.

                           10.9     UPDATED SCHEDULES.  Buyer     shall     have
received updated Schedules pursuant to Section 1.7 to the extent requested by Buyer.

                  11. CONDITIONS PRECEDENT TO THE SELLERS'S OBLIGATIONS TO CLOSE. The obligation of the Seller to enter into and complete the Closing is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, all of which are for the sole and exclusive benefit of GLC, Antia and any of which may be waived by the Seller.

                           11.1     REPRESENTATIONS TRUE.  All representation of
the Buyer contained in Article 8 hereof shall be true and correct in all material respects on the Closing Date with the same effect as if made at and as of the Closing Date.

                           11.2     COVENANTS AND AGREEMENTS PERFORMED.  The
Buyer shall have performed and complied in all material respects with all agreements and conditions contained in this Asset Purchase Agreement, which are required to be performed or complied with by the Buyer prior to or at the Closing.

                           11.3     NO ACTIONS, SUITS OR PROCEEDINGS. No action,
suit or proceeding before any court or governmental regulatory authority shall be pending, no investigation by any governmental regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against GLC, Buyer, Seller, Antia or any of their principals, officers or directors, seeking to retrain, prevent or change the transactions contemplated by this Asset Purchase Agreement or by any of the agreements contemplated hereby or question the legality or validity of any such transactions or agreements or seeking damages in connection with any such transactions or agreements.

                  12.      TERMINATION; EXPENSES.

                           12.1     TERMINATION BY EITHER PARTY PRIOR TO CLOSING
DATE. This Asset Purchase Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date as follows:

                                    (a)     by mutual consent of the Seller  and
the Buyer; or

                                    (b)     by either Buyer  or  Seller  if  the
consummation of the purchase of the Purchased Assets pursuant to this Asset Purchase Agreement has not occurred on or before the Closing Date without fault of the terminating party; or

                                    (c)     by either the Seller or the Buyer if
any court of competent jurisdiction in the United States, foreign jurisdiction or any governmental body shall have issued an order, decree or ruling or have taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transaction contemplated by this Asset Purchase Agreement or the agreements contemplated hereby; or

                                    (d)     by the Seller if the Buyer  breached
a  material  representation  or  agreement  set  forth  in this  Asset  Purchase
Agreement; or by Buyer if Seller, GLC or Antia breached a material representation or agreement set forth in this Asset Purchase Agreement.

                           12.2     TERMINATION BY BUYER.  This Asset Purchase
Agreement  may  be  terminated  and  the   consummation   of  the   transactions
contemplated hereby may be abandoned at any time by Buyer for any reason prior to the Closing Date.

                           12.3     TERMINATION BY SELLER.  This Asset Purchase
Agreement may be terminated by the Antia and the consummation of the transactions contemplated hereby may be abandoned at any time after the Closing Date if the Buyer has not satisfied the closing conditions set forth in Section 11 above.

                           12.4     PROCEDURES AND EFFECT OF TERMINATION.  In
the event of the  termination  or  abandonment  of the purchase of the Purchased
Assets contemplated by this Asset Purchase Agreement, by any party hereto pursuant to Sections 12.1, 12.2 and 12.3 above, written notice shall be given by the terminating party to the other party and the Heads of Option Agreement and this Asset Purchase Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers stockholders or partners, other than any rights, remedies, fees and expenses the parties may be entitled to pursuant to Section 12.5 hereof; provided, however, the rights, duties and obligations under Sections 9.6 and 12.5 and under Article 13 shall survive such termination. Nothing contained in this Section 12.4 shall relieve any party from liability for any intentional breach of this Asset Purchase Agreement.

                           12.5     EXPENSES; RIGHTS AND REMEDIES.  Whether   or
not the purchase of the Purchased Assets contemplated by this Asset Purchase Agreement is consummated, all costs and expenses, including reasonable legal and accounting fees and disbursements, in connection with the preparation and negotiation of this Asset Purchase Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby ("Transaction Costs") incurred by Buyer will be paid by Buyer and all Transaction Costs incurred by GLC, Antia and the Seller will be paid by GLC; provided that if this Asset Purchase Agreement is terminated by a party pursuant to Section 12.1(d) above as a result of another party's wilful breach of a material representation or agreement set forth in this Asset Purchase Agreement, then the terminating party shall be entitled to the reimbursement of its Transaction Costs and (a) the Buyer in the case such breach is by Buyer or (b) each of GLC and Antia in the case such breach is by any of GLC, the Seller or Antia, shall be obligated to pay to such terminating party the Transaction Costs of the terminating party. In addition to the right hereunder to be reimbursed for Transaction Costs in the event of a wilful breach of this Asset Purchase Agreement, the terminating party shall be entitled to whatever rights and remedies at law or in equity or otherwise it may have against the party which has committed such breach. In determining such rights all of the provisions of this Agreement shall be deemed in force and applicable.

                  13. TERMINATION OF OPTION AGREEMENT AND PRELIMINARY AGREEMENT. On the earlier to occur of (a) the Closing Date if the Closing shall not have occurred and (b) the date this Asset Purchase Agreement is terminated (i) by Seller pursuant to Section 12.1(d) or Section 12.3 of this Asset Purchase Agreement or (ii) by Buyer pursuant to Section 12.2 of this Asset Purchase Agreement; each of the Option Agreement and the Preliminary Agreement shall be terminated and no party thereunder shall have any continuing rights, duties or obligations thereunder, including, without limitation, the obligations to keep confidential, to not compete with the Seller and the rights, duties and obligations contained in any other provisions which had been intended to survive termination.

                  14.      INDEMNIFICATION; BREACH OF REPRESENTATION.

                           14.1     INDEMNIFICATION BY GLC/ANTIA.  GLC       and
Antia, jointly and severally, hereby agree to indemnify, defend and hold the buyer harmless from and against and to pay for as incurred any and all loss, liability, damage or deficiency (including interest, penalties and reasonable attorneys' fees) ("Losses") arising out of or due to a breach of any of the representations or covenants of GLC, the Seller and Antia contained in this Asset Purchase Agreement.

                           14.2     INDEMNIFICATION BY BUYER.  The Buyer hereby
agrees to indemnify, defend and hold the Seller harmless from and against and to pay for as incurred any and all Losses arising out of or due to a breach of any of the representations or covenants of the Buyer contained in this Asset Purchase Agreement.

                  15. Binding Agreement. This Asset Purchase Agreement is binding upon, and shall inure to the benefit of, the parties hereto, their respective legal representatives, successors and assigns.

                  16. Notices. Any notice or communication given pursuant hereto by either of the parties hereto to the other party hereto shall be in writing and be hand delivered or mailed by registered mail, postage prepaid, in either case to be effective upon actual receipt, as follows:

                           If to the Seller, at:
                           The Millbrook Press Inc.
                           2 Old New Milford Road
                           Brookfield, CT 06804
                           Tel:  203-740-2220
                           Fax:  203-740-2526

                           If to Antia, at:

                           Antia Corporation
                           10 East 40th Street
                           New York, NY 10016
                           Tel:  212-532-2777
                           Fax:  212-889-9899

                           If to GLC:

                           Group de la Cite International
                           20, Avenue Hoche
                           75008 Paris, France
                           Tel:  011-331-44-95-56-13
                           Fax:  011-331-44-95-56-60

                           With a copy to [GLC's, Antia's and Antia's Counsel]:

                           Philippe LeDuc, Esq.
                           Groupe de la Cite International
                           20, Avenue Hoche
                           75008 Paris, FRANCE
                           Tel:  011-331-44-95-56-00
                           Tel:  011-331-44-95-56-56

                           If to the Buyer, at:

                           SMG Associates
                           18 West 55th Street
                           3rd Floor
                           New York, NY 10019
                           Tel:  212-581-9350
                           Fax:  212-581-9383

                           With a Copy to:

                           Morrison Cohen Singer & Weinstein
                           Attention: Peter D. Weinstein, Esq.
                           750 Lexington Avenue
                           New York, NY  10022
                           Tel:  212-735-8600
                           Fax:  212-735-8708

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 16 by any of the parties hereto to the other parties hereto.

                  17.      INTEGRATION, INTERPRETATION AND MISCELLANEOUS.

                           17.1     PRIOR AGREEMENTS; SEVERABILITY.

                                    (a)     This Asset Purchase Agreement, which
for all purposes shall include the Annexes hereto and the Schedules, amplifies the heads of Option Agreement and supersedes all other prior agreements, arrangements and understandings written or oral, relating to the subject matter hereof. Any conflict between the provisions of this Agreement and the Heads of Option Agreement shall be resolved in favor of this Agreement.

                                    (b)     The   invalidity,   illegality    or
unenforceability in any jurisdiction of any provision in or obligation under this Asset Purchase Agreement or the other agreements contemplated hereby shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Asset Purchase Agreement or the other agreements contemplated hereby or of such provision or obligation in any other jurisdiction.

                           17.2     APPLICABLE LAW.  This      Asset    Purchase
Agreement shall be construed in accordance with the laws of the State of New York without regard to principals of conflicts of law.

                           17.3     CURRENCY.  Unless otherwise indicated, all
dollar amounts referred to in this Asset Purchase Agreement are in United States dollars.

                           17.4     HEADINGS.  The  headings  contained  in this
Asset Purchase Agreement are for reference purposes only and shall not affect the meaning or interpretation of such instruments.

                           17.5     WAIVERS.  This Asset Purchase Agreement  and
the other instruments to be executed pursuant hereto may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in Asset Purchase Agreement or in any other such instrument, whether be conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained herein.

                           17.6     ENTIRE AGREEMENT.  The   Heads   of   Option
Agreement and this Asset Purchase Agreement, including the Annexes hereto, the Disclosure Schedule and the documents referred to herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date and year first above written.

                                     THE MILLBROOK PRESS INC., as Seller

                                     By:--------------------------------
                                     Name:
                                     Title:

                                    SMG ASSOCIATES, as Buyer

                                      By:  Graham Int'l Publishing
                                           & Research, Inc., Partner


                                           By:---------------------------
                                              Howard B. Graham, President


                                      By:  Braben, Inc., Partner


                                           By:---------------------------
                                              Jean E. Reynolds, President


                                      By:  Farrell Associates, Inc., Partner


                                           By:---------------------------
                                              Frank J. Farrell, President

                                    GROUPE DE LA CITE INTERNATIONAL


                                    By:----------------------------------
                                    Name:
                                    Title:


                                    ANTIA CORPORATION


                                    By:----------------------------------
                                    Name:
                                    Title: